AXP INVESTMENT SERIES, INC.
Registration No. 2-11328/811-54


                          EXHIBIT INDEX

Exhibit (h)(7):     Agreement and Plan of Reorganization

Exhibit (h)(8):     Agreement and Plan of Reorganization

Exhibit (i):        Opinion and Consent of Counsel

Exhibit (j):        Consent of Independent Auditors